Exhibit 99.1

FOR IMMEDIATE RELEASE

CONTACT:	Abdo Khoury

Chief Financial and Portfolio Officer

(949) 718-4400

WILLIAM M. WAGNER JOINS NHP AS VICE PRESIDENT AND CONTROLLER

(NEWPORT BEACH, California, May 12, 2008) … Nationwide Health Properties, Inc. (NYSE: NHP) announced that William M. Wagner joined NHP today as its Vice President and Controller. Mr. Wagner had previously been the Senior Vice President and Chief Accounting Officer for Sunstone Hotel Investors, Inc. since 2004. He has also had experience in Finance and Accounting with several real estate and technology companies as well as over seven years of experience with a “Big 4” accounting firm. Mr. Wagner is a graduate of the University of Washington and a Certified Public Accountant.

“Bill has extensive experience in the REIT sector and we are most fortunate to have him join our team,” said Abdo Khoury, NHP’s Chief Financial & Portfolio Officer. Nationwide Health Properties, Inc. is a real estate investment trust that invests in senior housing and other healthcare facilities. The company has investments in 571 facilities in 43 states. For more information on Nationwide Health Properties, Inc. visit our website at http://www.nhp-reit.com.

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